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                                   Exhibit 15


                           Accountants' Acknowledgment
                           ---------------------------


First Brands Corporation
83 Wooster Heights Road
Danbury, CT  06813-1911

Gentlemen:
RE:  FORM S-8 REGISTRATION STATEMENTS NO. 33-35770, NO. 33-56992,
NO. 33-56503, NO. 333-56503 AND NO. 333-45379

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 23, 1998 to our reviews of interim financial information.

Pursuant to Rule 436 ( C ) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                                      Very truly yours,

                                                      /s/ KPMG Peat Marwick LLP
New York, New York
November 9, 1998

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